UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 5, 2014, Oracle Corporation (“Oracle”) held its 2014 Annual Meeting of Stockholders. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to Oracle’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 23, 2014 (the “Proxy Statement”).

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a director to hold office until the 2015 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey S. Berg	3,302,991,878	228,323,537	405,012,566
H. Raymond Bingham	2,617,802,841	913,512,574	405,012,566
Michael J. Boskin	2,807,495,587	723,819,828	405,012,566
Safra A. Catz	3,335,873,770	195,441,645	405,012,566
Bruce R. Chizen	2,544,699,814	986,615,601	405,012,566
George H. Conrades	3,182,182,307	349,133,108	405,012,566
Lawrence J. Ellison	3,309,951,027	221,364,388	405,012,566
Hector Garcia-Molina	3,341,244,500	190,070,915	405,012,566
Jeffrey O. Henley	3,133,827,003	397,488,412	405,012,566
Mark V. Hurd	3,335,510,906	195,804,509	405,012,566
Naomi O. Seligman	3,207,031,925	324,283,490	405,012,566

Proposal No. 2: Advisory Vote to Approve Executive Compensation

The stockholders cast an advisory vote to approve executive compensation as follows: 1,617,434,377 shares in favor, 1,909,452,557 shares against, 4,428,481 shares abstaining and 405,012,566 broker non-votes.

Proposal No. 3: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as Oracle’s independent registered public accounting firm for the fiscal year ending May 31, 2015, with 3,908,290,342 shares voting in favor, 25,329,483 shares against and 2,708,156 shares abstaining.

Proposal No. 4: Stockholder Proposal Regarding Vote Tabulation

The stockholders defeated a stockholder proposal requesting that Oracle’s Board amend Oracle’s governing documents to provide that all matters presented to stockholders, other than the election of directors, shall be decided by a simple majority of the shares voted FOR and AGAINST an item, with 298,269,486 shares in favor, 3,221,233,710 shares against, 11,812,219 shares abstaining and 405,012,566 broker non-votes.

Proposal No. 5: Stockholder Proposal Regarding Multiple Performance Metrics

The stockholders defeated a stockholder proposal requesting that Oracle’s Compensation Committee of the Board, in setting performance measures for top executives, include multiple weighted metrics over a multiyear period, and disclose to stockholders any changes to such metrics, with 953,212,249 shares in favor, 2,571,047,287 shares against, 7,055,879 shares abstaining and 405,012,566 broker non-votes.

Proposal No. 6: Stockholder Proposal Regarding Quantifiable Performance Metrics

The stockholders defeated a stockholder proposal requesting that Oracle’s Compensation Committee of the Board of Directors adopt a policy that all equity compensation plans submitted for shareholder approval after the 2014 annual meeting of shareholders under Section 162(m) of the Internal Revenue Code specify the awards that will result from performance, with 845,205,418 shares in favor, 2,674,352,808 shares against, 11,757,189 shares abstaining and 405,012,566 broker non-votes.

Proposal No. 7: Stockholder Proposal Regarding Proxy Access

The stockholders defeated a stockholder proposal requesting that Oracle’s Board of Directors adopt, and present for shareholder approval, a “proxy access” bylaw, with 1,578,053,610 shares in favor, 1,946,813,794 shares against, 6,448,011 shares abstaining and 405,012,566 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: November 7, 2014	By	/s/ Brian S. Higgins
Name: Brian S. Higgins Title: Vice President, Associate General Counsel and Assistant Secretary